EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-292290, 333-263228, and 333-242044 on Form S-8 of IBEX Limited, of our report dated September 10, 2026 relating to the consolidated financial statements of IBEX Limited, and the effectiveness of the IBEX Limited’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of IBEX Limited for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP

Tampa, Florida
September 10, 2026